Exhibit 99.1

Supernus Wins Infringement and Validity Case on Trokendi XR® against Torrent

ROCKVILLE, Md., February 5, 2024 - Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, announced today that the United States District Court for the District of New Jersey ruled that Torrent Pharmaceuticals Ltd. and its subsidiary, Torrent Pharma Inc., infringed U.S. Patent Nos. 8,992,989; 9,549,940; and 9,622,983 by submitting to the U.S. Food and Drug Administration (FDA) an Abbreviated New Drug Application (ANDA) seeking permission to market a generic version of Trokendi XR® before the expiration of Supernus’ patents.
“We are very pleased with the District Court’s ruling that Torrent infringed our Trokendi XR® patents and the reaffirmation of the validity of those patents,” stated Jack A. Khattar, President and Chief Executive Officer of Supernus Pharmaceuticals. “We are very serious about securing intellectual property (IP) protection for our innovative products and about vigorously enforcing such IP rights even if the product is at a later stage in its lifecycle.”
In addition to the three patents that were the subject of the District Court’s decision, Trokendi XR® is further protected by seven other patents. The Orange Book lists a total of ten patents as covering Trokendi XR.
About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.

Our diverse neuroscience portfolio includes approved treatments for epilepsy, migraine, ADHD, hypomobility in Parkinson’s disease (PD), cervical dystonia, chronic sialorrhea, dyskinesia in PD patients receiving levodopa-based therapy, and drug-induced extrapyramidal reactions in adult patients. We are developing a broad range of novel CNS product candidates including new potential treatments for hypomobility in PD, epilepsy, depression, and other CNS disorders.
For more information, please visit www.supernus.com.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to increase the number of prescriptions written for each of its products and the products of its subsidiaries; the Company’s ability to increase its net revenue; the Company’s ability to commercialize its products and the products of its subsidiaries; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and the intellectual property of its subsidiaries and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; the Company’s ability to increase the number of prescriptions written for each of its products and the products of its subsidiaries; the Company’s ability to increase its net revenue from its products and the products of its subsidiaries; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Jack A. Khattar, President and CEO
Timothy C. Dec, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

or

INVESTOR CONTACT:

Peter Vozzo
ICR Westwicke
Office: (443) 213-0505
Email: peter.vozzo@westwicke.com